-----------------------------
CUSIP No. 166435107
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                            EXHIBIT 1 TO SCHEDULE 13G
                            -------------------------

          Keeley Asset Management Corp., Kamco Thrift Partners Limited Partnership, John L. Keeley, Jr. and Barbara G. Keeley agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

          Dated this 29th day of January, 2002.


KEELEY ASSET MANAGEMENT CORP.



/s/ John L. Keeley, Jr.
--------------------------------------------------------------
John L. Keeley, Jr., President


KAMCO THRIFT PARTNERS LIMITED PARTNERSHIP
By:  Keeley Asset Management Corp., General Partner



/s/ John L. Keeley, Jr.
--------------------------------------------------------------
John L. Keeley, Jr., President



/s/ John L. Keeley, Jr.
--------------------------------------------------------------
John L. Keeley, Jr.



/s/ Barbara G. Keeley
--------------------------------------------------------------
Barbara G. Keeley


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